EXHIBIT 10.1

THIRD AMENDMENT TO LEASE AGREEMENT DATED JULY 08, 2009 BY AND BETWEEN
BRIGITE LAND MANAGEMENT, LLC C/O GIGI MANAGEMENT CO., INC. (LESSOR) AND
EXEO ENTERTAINMENT, INC. (LESSEE)
4478 WAGON TRAIL AVE, LAS VEGAS, NV 89118

RECITALS
Lessor and Lessee entered into a written agreement dated July 08, 2009 ("Lease Agreement") for the lease of an approximate +/- 10,068 sq .ft. office and warehouse building located at 4478 Wagon Trail Ave., Las Vegas, NV 89118. The existing contract between Digital Extreme Technologies remains in full force, and has been assumed by Exeo Entertainment., Inc.

TERMS
In consideration of the mutual promises, provisions, terms, and conditions herein contained, the Parties hereby mutually agree to the following modifications of the lease as illustrated below. All other terms and conditions of the Lease Agreement shall remain in full force and in effect.

1.  EXTENSION PERIOD: It is understood that the lease shall hereby be extended for twelve (12) months commencing when the original term ends and expiring September 30, 2015. ("Expiration Date").

2.  BASE RENT SCHEDULE & OTHER RENT (Operating Expenses /NNN/CAM Fees): The Base Rent schedule shall be as outlined below. Furthermore it is understood that the Lessee shall continue to be responsible for the payment of Property Taxes, Insurance, Maintenance, Management, as outlined in the Lease Agreement and Addendum One #52. It is understood that these fees are estimated at $1,510.00 per month in addition to the Base Rent and due in the same time and fashion as the Base Rent.

October 01, 2014 - September 30, 2015	$5,496.00 Base Rent per month plus NNN/CAM fees.
$1,500.00 Estimated NNN/CAM fees per month
_______
$7,006.00 TOTAL PER MONTH

3.  REAL ESTATE BROKERS / REPRESENTATION:  Lessee and Lessor warrant that it has dealt with no other real estate agent in connection with this contemplated transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold each other harmless from and against any liability for compensation or charges which may be claimed by any other such unnamed broker, finder or similar party, including any costs, expenses, attorneys fees reasonably incurred with respect thereto.

4.  NOT AN OFFER:  Preparation of this Amendment and submission of same shall not be deemed an offer to lease. This Amendment shall become effective and binding upon the parties hereto only upon execution by both parties.

5.  AUTHORIZED PARTIES: Any individual signing the Third Amendment has the right to sign such document on behalf of the entity. The individual is signing on behalf of the respective entity shall be bound by the terms and conditions contained herein.

6.  TELECOPY, EXECUTION AND DELIVERY: A facsimile or email transmission of the Third Amendment may be executed by one or more parties hereto, and an executed copy of the Agreement may be delivered by on or more parties by facsimile or email transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of the Agreement as well as any facsimile, email transmission or other reproduction hereof.

Lessor:				Lessee:
BETWEEN BRIGITE LAND MANAGEMENT LLC C/O GIGI MANAGEMENT CO., INC				EXEO ENTERTAINMENT, INC.

By:	/s/ Judy G. Tarr	Date	9/14/2014	By:	/s/ Scott Amaral	Date:	9/24/14

JUDY G. TARR				SCOTT AMARAL
TITLE: MEMBER - PRESIDENT				TITLE: CEO

				By:	/s/ Jeff Weiland	Date:	9/24/14

JEFF WEILAND
TITLE: FOUNDER, PRESIDENT